UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 6, 2023
COMMISSION FILE NUMBER: 000-16509
CITIZENS, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-0755371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
11815 Alterra Pkwy, Suite 1500, Austin, TX 78758
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number: (512) 837-7100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	CIA	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events

On June 6, 2023, Citizens, Inc. (the “Company”) held its 2023 Annual Meeting of Shareholders (the "Annual Meeting"), at which a quorum was present.

As described in detail in the Company's proxy statement dated April 24, 2023 (the "Proxy Statement") and the Proxy Statement Supplement (the "Supplement") dated May 9th, 2023, the shareholders were asked to consider and vote upon the following proposals:

1) To elect each of the eight director nominees identified in the accompanying Proxy Statement to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified;

2) To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2023;

3) To approve, on a non-binding advisory basis, executive compensation (“Say-on-Pay”); and

4) To approve a non-binding advisory vote regarding the frequency of the advisory vote on compensation paid to the Company’s named executive officers (“Say-On-Pay Frequency”).

At the the Annual Meeting, the first three proposals were considered and voted upon and following such vote, the Annual Meeting was adjourned to allow shareholders additional time to consider Proposal #4. As described in the Supplement, the adjourned Annual Meeting will be held at 10:00 a.m. Central Time on Tuesday, June 20, 2023 at our corporate offices located at 11815 Alterra Parkway, Floor 15, Austin, Texas 78758 (the “Adjourned Annual Meeting”) to allow shareholders additional time to consider Proposal 4. At the Adjourned Annual Meeting, only Proposal 4 will be presented for shareholder consideration.

The Company expects to file the voting results regarding the first three proposals considered today at the Annual Meeting on a Form 8-K with the Securities & Exchange Commission on or before June 12, 2023.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

By:	/s/ Gerald W. Shields
Chief Executive Officer and President
Date: June 6, 2023